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                                                                   Exhibit 10.83

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS (*) DENOTE SUCH OMISSIONS

                                 ADDENDUM No. 1
                       TO LOG SALES CONTRACT No. 01-02-02,
                              dated January 2, 2002

     This Addendum No.1 to Log Sales Contract No. 01-02-02, dated January 2, 2002 (hereinafter referred to as "Addendum No. 1"), is entered into and becomes effective as of January 2, 2002, by and between Closed Joint-Stock Company "Forest-Starma" (hereinafter referred to as the "Seller") and Rayonier Inc. (hereinafter referred to as the "Buyer") as follows:

     1. Pursuant to the provisions of Article 6 (Payment) the Buyer agrees to make the following Advance Payments after execution of this Addendum:

     DATE                                                 AMOUNT
     ----                                                 ------

     On or before February 15, 2002                        ***

     On or before February 28, 2002                        ***

     On or before March 15 2002                            ***

The first Advance Payment shall be made within five (5) business days of the Buyer's receipt of a faxed copy of an executed pledge of the Seller's log inventory at Siziman Bay to secure repayment of the Advance Payments.

     2. Prior to making the Final Payment and in accordance with Article 6 (Payment), the Buyer shall deduct 50% of the FOB vessel Siziman Bay invoice value of any shipment and apply that portion of the payment to repayment of the Advance Payment. The deduction shall continue until the entire amount of the Advance Payment has been fully recovered by the Buyer.

     3. If, for any reason whatsoever the Seller has failed to sell and deliver logs FOB vessel in the quantity sufficient to recover the Advance Payment in full by July 30, 2002, the Seller agrees to repay the unrecovered balance of the Advance Payment within 10 (ten) days of receipt of notice from the Buyer.

     4. Any unrecovered balance of the Advance Payments shall become immediately due and payable in full on the date of termination of this Contact. The Buyer shall have no obligation to make additional Advance Payments after the date a termination notice is given.

     5. If Seller has not repaid the Advance Payments in full by the date full payment is due, Buyer shall have the right to offset any amounts owed by Buyer to Seller against the repayment of the Advance Payments.

     6. Seller shall keep its log inventory at Siziman Bay insured against casualty loss to its full market value until the Advance Payments have been repaid in full.

     7. Both original and faxed signatures of the parties on this Addendum No. 1 shall have equal legal force with regard to execution of this Addendum No. 1.


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     In witness whereof, the parties have executed this Addendum No. 1 to Log
Sales Contract No. 01-02-02, dated January 2, 2002, which shall become effective as of January 2, 2002.


Rayonier, Inc.                                    JSC "Forest-Starma"
Buyer                                             Seller



 /s/ Robert J. Cartano                            /s/ David Daggett
-----------------------------                     ------------------------------
Robert J. Cartano                                 David Dagget
Director, Operations                              General Director
International Forest Products


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